Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:                                                                                     Goldman Sachs Real Estate Securities Fund

Name of Underwriter or Dealer Purchased From:                                                                                                Merrill Lynch, Pierce, Fenner & Smith, Inc.

Names of Underwriting Syndicate Members:                                                                                     Goldman, Sachs & Co.; Barclays Capital Inc; Capital One Southcoast, Inc; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; HSBC Securities (USA) Inc.; Keybanc Capital Markets Inc.; Lebenthal & Co., LLC; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; PNC Capital Markets LLC; RBS Securities Inc.; Samuel A. Ramirez & Company, Inc.; Stifel, Nicolaus & Company, Inc.; Wells Fargo Securities, LLC

Name of Issuer:                                                                                     Empire State Realty Trust Inc

Title of Security:                                                                           EMPIRE STATE REALTY TRUST,INC.

Date of First Offering:                                                                                     10/02/2013

Dollar Amount Purchased:                                                                           3,524,131

Number of Shares or Par Value of Bonds Purchased:                                                                                     271,087

Price Per Unit:                                                                                     13.00

Resolution Approved:                                                                                     Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.*

*           Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.

(“GSAM”) to the Trustees, all purchases made during the calendar quarter ended December 31, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies

Fund (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to

Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).